EXHIBIT 14.2

 Financial Officer’s Code of
Business Conduct

BODPOL-CBC-002

Financial Officer's Code of Business Conduct

Table of Contents

STATEMENT OF POLICY		3
Purpose and Goals		3
1.0	SCOPE	3
2.0	POLICY	3
2.1 Principles and Practices.		3
2.2 Waiver.		3
2.3 Compliance and Accountability.		4
3.0	APPENDIX A: DESIGNATED EMPLOYER REPRESENTATIVE	5
4.0	APPENDIX B: ACKNOWLEDGEMENT AND CERTIFICATION OF RECEIPT OF POLICY	6

Financial Officer's Code of Business Conduct

STATEMENT OF POLICY

Purpose and Goals

The purpose of this policy is to define practices, policies, and procedures within the Deep Down, Inc. Corporate Organization that conform to internal business practices, as well as practices and procedures that must comply with state and federal regulations.

1.0	SCOPE

This Code of Ethics (“the Code”) for management personnel, including Senior Financial Officers, has been adopted by the Board of Directors of Deep Down, Inc. (“the Company”) to promote honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules, and regulations by the Company’s officers and management personnel. It is an integral part of the Company’s Standards of Conduct applicable to the Company’s employees generally, but is set out in this special Code of Ethics because of the importance of the topic.

As used in this Code, the term “Senior Financial Officer” shall mean and include the Company’s Chief Executive Officer, Chief Financial Officer and Controller.

2.0	POLICY

2.1	Principles and Practices.

In performing his or her duties, each of the management personnel, including Senior Financial Officers, must:

(1)	conduct him or herself in an honest and ethical manner and avoid any actual or apparent conflict of interest as defined in the Company’s Standards of Business Conduct;

(2)
in the case of the Senior Financial Officers, report to the Audit Committee of the Board any conflict of interest that may arise, and any transaction or relationship that reasonably could be expected to give rise to a conflict, and in the case of all others, to senior management;

(3)
provide, or cause to be provided, full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in its other public communications;

(4)	comply, and take all reasonable actions to cause others to comply, with applicable governmental laws, rules, and regulations; and

(5)	in the case of the Senior Financial Officers, promptly report violations of this Code to the Audit Committee, and in the case of all others, to senior management.

2.2	Waiver.

Any request for a waiver of any provision of this Code by or on behalf of any Senior Financial Officer must be in writing and addressed to the Audit Committee. Any waiver of this Code by or on behalf of any Senior Financial Officer will be disclosed promptly on Form 8-K or any other means approved by the Securities and Exchange Commission.

Financial Officer's Code of Business Conduct

2.3	Compliance and Accountability.

The Audit Committee will assess compliance with this Code, report material violations to the Board of Directors, and recommend to the Board appropriate action.

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Financial Officer's Code of Business Conduct

3.0	APPENDIX A: DESIGNATED EMPLOYER REPRESENTATIVE

Deep Down policy requires the designation of an “Employer Representative” who will serve as a central point of contact in the event any interested party(-ies) require further clarifications or communications concerning aspects of this policy.  The Designated Employer Representative for Deep Down presenting this Financial Officer’s Code of Business Conduct Policy is:

Mr. John Van Hyfte

Corporate QHSE – HR Manager

Deep Down, Inc.

8827 West Sam Houston Parkway N.

Suite 100

Houston, Texas 77040

Telephone: +1-281-517-5000

Fax: +1-281-949-5805

Financial Officer's Code of Business Conduct

4.0	APPENDIX B: ACKNOWLEDGEMENT AND CERTIFICATION OF RECEIPT OF POLICY

POLICY AWARENESS INFORMATION

●	I have received a copy of the latest Deep Down Financial Officer’s Code of Business Conduct Policy (Document Number BODPOL-CBC-002) dated 4/14/2010.

●	I have read or shall read the current Deep Down Financial Officer’s Code of Business Conduct Policy BODPOL-CBC-002dated 4/14/2010.

●
I understand that my employer, Deep Down, adheres to all of its policies, and that I agree to abide by those policies, as well as any new or revised policies made available to me, as is the right of Deep Down to do from time to time.

●
I understand that this Deep Down Financial Officer’s Code of Business Conduct Policy is not a contract, either expressed or implied, between my employer, Deep Down, its affiliates, subsidiaries, and me, and unless superseded by an executed contract, it does not alter the “at will” nature of my employment with Deep Down or its subsidiaries.

●
I understand that by my signing this Acknowledgement and Certification of receipt of Policy and associated information, that I am not being threatened or coerced in any way to sign this document, in fear of losing my job if I am an existing employee of Deep Down.

_____________________________	_____________________________
Signature of Employee	Social Security Number of Employee
(Last four digits)

_____________________________	_____________________________
Printed Name of Employee	Date